Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS

New York, October 26, 2023 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended September 30, 2023.

$328.4 million quarterly revenues, an increase of 14.4% (12.5% on a constant currency basis) compared to prior year period
$1.4 trillion average daily volume (“ADV”) for the quarter, an increase of 29.6% compared to prior year period; quarterly ADV records in fully electronic U.S. High Grade credit, global repurchase agreements, Chinese bonds and swaps/swaptions ≥ 1-year; record 16.6% share of fully electronic U.S. High Grade TRACE and a record 7.8% share of fully electronic U.S. High Yield TRACE
$111.6 million net income and $130.8 million adjusted net income for the quarter, increases of 36.9% and 22.8% respectively from prior year period
51.9% adjusted EBITDA margin and $170.4 million adjusted EBITDA for the quarter, compared to 51.0% and $146.3 million respectively for prior year period
$0.46 diluted earnings per share (“Diluted EPS”) for the quarter and $0.55 adjusted diluted earnings per share
$0.09 per share quarterly cash dividend declared; $4.9 million of shares repurchased

Billy Hult, CEO of Tradeweb:
“Tradeweb delivered record third-quarter revenues, as heightened focus on fixed income and a sustained period of high interest rates dominated institutional, wholesale and retail client sectors. Reflecting the breadth of Tradeweb’s business, our nearly 30% year-over-year increase in quarterly ADV was fueled by strong volumes in rates, credit, equities and money markets. We continued to grow market share in credit, where our record share of fully-electronic U.S. High Grade TRACE increased by 263 bps compared to the prior year period – and has more than quadrupled over the past five years. We made continued progress against our strategic growth priorities with the closing of the Yieldbroker acquisition during the third quarter. Today, we also announced a new licensing agreement with LSEG Data & Analytics (Refinitiv), allowing LSEG to distribute our market data while providing Tradeweb with increased revenue and flexibility as we grow our market data offering.”

SELECT FINANCIAL RESULTS	3Q23	3Q22	Change		Constant Currency Change(1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	3Q23	3Q22	YoY
GAAP Financial Measures							Rates	Cash	$361	$324	11.5%
Total revenue	$328,357	$287,115	14.4%		12.5%			Derivatives	492	329	49.7%
Rates	$172,832	$148,167	16.6%		14.6%			Total	853	653	30.7%
Credit	$90,062	$78,101	15.3%		13.8%		Credit	Cash	13	9	39.6%
Equities	$20,890	$21,277	(1.8)%		(4.8)%			Derivatives	17	20	(15.3)%
Money Markets	$15,763	$12,969	21.5%		20.0%			Total	30	29	2.1%
Market Data	$22,956	$21,222	8.2%		6.9%		Equities	Cash	9	9	7.7%
Other	$5,854	$5,379	8.8%		8.8%			Derivatives	9	7	34.8%
Net income	$111,630	$81,566	36.9%					Total	19	16	19.7%
Net income attributable to Tradeweb Markets Inc. (2)	$98,614	$69,083	42.7%				Money Markets	Cash	522	401	30.3%
								Total	522	401	30.3%
Diluted EPS	$0.46	$0.33	39.4%					Total	$1,424	$1,099	29.6%
Net income margin	34.0%	28.4%	+559	bps
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$170,360	$146,334	16.4%		16.5%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency change are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.
(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	51.9%	51.0%	+92	bps	+181	bps
Adjusted EBIT (1)	$155,772	$133,114	17.0%		17.2%
Adjusted EBIT margin (1)	47.4%	46.4%	+108	bps	+192	bps
Adjusted Net Income (1)	$130,794	$106,491	22.8%		23.0%
Adjusted Diluted EPS (1)	$0.55	$0.45	22.2%		22.2%

DISCUSSION OF RESULTS
Rates – Revenues of $172.8 million in the third quarter of 2023 increased 16.6% compared to prior year period (14.6% increase on a constant currency basis). Rates ADV was up 30.7% from prior year period, as heightened interest rate volatility drove record volume in swaps/swaptions ≥ 1-year. U.S. and European government bonds reported double-digit ADV increases from prior year period, supported by sustained rates market volatility, while Mortgages ADV was up 7.3% reflecting increased trading activity across institutional, wholesale, and retail client sectors.

Credit – Revenues of $90.1 million in the third quarter of 2023 increased 15.3% compared to prior year period (13.8% increase on a constant currency basis). Credit ADV was up 2.1% from prior year period, as strong U.S. credit volumes reflected continued client adoption across Tradeweb protocols, including request-for-quote (RFQ), Tradeweb AllTrade® and portfolio trading. European Credit ADV was up 34.4% from prior year period, while our share of fully electronic TRACE for U.S. High Grade was a record 16.6%, up 263 bps from prior year period, and U.S. High Yield was a record 7.8%, up 240 bps from prior year period.

Equities – Revenues of $20.9 million in the third quarter of 2023 decreased 1.8% compared to prior year period (4.8% decrease on a constant currency basis). Equities ADV was up 19.7% from prior year period, driven by strong U.S. ETF wholesale activity, while institutional client engagement remained robust. European ETF volumes reflected declining overall market volumes.

Money Markets – Revenues of $15.8 million in the third quarter of 2023 increased 21.5% compared to prior year period (20.0% increase on a constant currency basis). Money Markets ADV was up 30.3% from prior year period, led by record activity in global repurchase agreements and continued client adoption of Tradeweb's electronic trading solutions.

Market Data – Revenues of $23.0 million in the third quarter of 2023 increased 8.2% compared to prior year period (6.9% increase on a constant currency basis). The increase was derived primarily from increased proprietary third party market data and trade reporting services (APA) revenue.

Other – Revenues of $5.9 million in the third quarter of 2023 increased 8.8% compared to prior year period (the same percentage increase on a constant currency basis). The increase was derived primarily from increased software development and implementation revenue on behalf of certain clients.

Operating Expenses of $203.6 million in the third quarter of 2023 increased 10.5% compared to $184.3 million in prior year period due to: higher expenses related to employee compensation and benefits associated with higher headcount and incentive compensation and commission tied to our operating performance, higher technology and communications expenses related to continued investment in our data strategy and infrastructure, higher professional fee expenses due to increased legal and other costs related to acquisitions and higher depreciation and amortization expenses, driven by increases in investment in our infrastructure and expenses relating to the assets acquired in connection with the Yieldbroker acquisition.

Adjusted Expenses of $172.6 million increased 12.1% (8.5% increase on a constant currency basis) compared to prior year period due to higher expenses related to employee compensation and benefits, higher technology and communications expenses and higher depreciation and amortization. Please see "Non-GAAP Financial Measures" below for additional information.
RECENT HIGHLIGHTS
October 2023
•Announced new licensing agreement with LSEG Data & Analytics (Refinitiv), allowing LSEG to distribute our market data while providing Tradeweb with increased revenue and flexibility.
•Announced strategic partnership with FTSE Russell to develop the next generation of fixed income pricing and index trading products. The collaboration is focused on expanding benchmark pricing, broadening index inclusion and enhancing trading functionality across fixed income products.

Third Quarter 2023
•Closed acquisition of Yieldbroker, a leading Australian trading platform for Australian and New Zealand government bonds and interest rate derivatives covering the institutional, wholesale and primary markets.
•Collaborated with FXall, LSEG's leading electronic platform for global currency products, to launch Tradeweb's FX Swap Workflow multi-asset digital solution, which links trading workflows in local currency EM bonds and FX swaps through a single user interface.
•Published our third annual 2022 Corporate Sustainability Report and our inaugural Task Force on Climate-Related Financial Disclosure (TCFD) Report.
•Announced that institutional clients executing Japanese Yen swaps on Tradeweb's Multilateral Trading Facilities (MTFs) and SEFs can clear their transactions via the Japan Securities Clearing Corporation (JSCC).
•Recognized in numerous awards celebrating our company, as well as our outstanding and diverse talent, including: European Women in Finance, Excellence in Trading Platforms - Mélanie Hazan (Markets Media), European Women in Finance, Individual Achievement - Elodie Cany (Markets Media), 40 Innovators in Financial Markets - Billy Hult (TabbFORUM), Asia Risk Awards, OTC Platform of the Year (Risk.net), Asia Risk Awards, Buy-Side Trading System of the Year (Risk.net), Covered Bond Awards, Best Electronic Trading Platform (GlobalCapital), HFM Asia Services Awards, Most Disruptive Technology Solution (With Intelligence), Best Financial Services Companies to Work for (U.S. News & World Report), Best Workplaces for Innovators (Fast Company).

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CAPITAL MANAGEMENT
•$1.5 billion in cash and cash equivalents and an undrawn $500 million credit facility at September 30, 2023
•Free cash flow for the trailing twelve months ended September 30, 2023 of $645.1 million, up 16.2% compared to prior year period. See “Non-GAAP Financial Measures” for additional information
•Non-acquisition cash capital expenditures and capitalization of software development in the third quarter 2023 of $17.9 million
•Invested $69.6 million in the acquisition of Yieldbroker, net of cash acquired
•During the third quarter of 2023, as part of its share repurchase program, Tradeweb purchased 65,054 shares of Class A common stock, at an average price of $75.28, for purchases totaling $4.9 million. As of September 30, 2023, a total of $239.8 million remained available for repurchase pursuant to the share repurchase program authorization
•$7.8 million in shares of Class A common stock were withheld in the third quarter of 2023 to satisfy tax obligations related to the exercise of stock options and vesting of restricted stock units and performance-based restricted stock units held by employees
•The Board declared a quarterly cash dividend of $0.09 per share of Class A common stock and Class B common stock. The dividend will be payable on December 15, 2023 to stockholders of record as of December 1, 2023
OTHER MATTERS
Updated Full-Year 2023 Guidance*
•Adjusted Expenses: $670 - 695 million
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $128 million
•Assumed non-GAAP tax rate: ~24% - 25%
•Cash costs of non-acquisition capital expenditures and capitalized software development: $56 - 63 million
Full-Year 2024 & 2025 Revenue Guidance Related to the Refinitiv Market Data Contract
•2024 Revenues: ~ $80 million
•2025 Revenues: ~ $90 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates. Expense guidance assumes an average 2022 Sterling/US$ foreign exchange rate or 1.24.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss third quarter 2023 results starting at 9:30 AM EDT today, October 26, 2023. A live, audio webcast of the conference call along with related presentation materials will be available at https://investors.tradeweb.com/events-and-presentations.

•To join the call via audio webcast, click here: https://edge.media-server.com/mmc/p/g22t4gez/
•To join the call via phone, please register in advance here: https://register.vevent.com/register/BIe3255f53031643bcabc94aed666618ed. Registered participants will receive an email confirmation with a unique PIN to access the conference call.

An archived recording of the call will be available afterward at https://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $1.2 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
CONSOLIDATED STATEMENTS OF INCOME
Dollars in Thousands, Except Per Share Data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Transaction fees and commissions	$263,485	$228,015	$776,544	$717,489
Subscription fees	46,361	41,342	136,483	124,337
Refinitiv market data fees	15,460	15,370	46,515	46,354
Other	3,051	2,388	8,677	7,559
Total revenue	328,357	287,115	968,219	895,739

Expenses
Employee compensation and benefits	116,016	102,720	334,433	330,601
Depreciation and amortization	46,559	44,778	137,850	133,998
Technology and communications	19,733	16,816	56,001	48,626
General and administrative	6,700	6,892	31,692	24,806
Professional fees	10,479	9,400	32,321	25,832
Occupancy	4,132	3,699	12,283	10,857
Total expenses	203,619	184,305	604,580	574,720
Operating income	124,738	102,810	363,639	321,019
Net interest income (expense)	17,465	3,413	45,065	3,507
Other income (loss), net	(1,907)	—	(2,022)	—
Income before taxes	140,296	106,223	406,682	324,526
Provision for income taxes	(28,666)	(24,657)	(90,920)	(63,915)
Net income	111,630	81,566	315,762	260,611
Less: Net income attributable to non-controlling interests	13,016	12,483	40,210	40,219
Net income attributable to Tradeweb Markets Inc.	$98,614	$69,083	$275,552	$220,392

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.47	$0.34	$1.31	$1.08
Diluted	$0.46	$0.33	$1.30	$1.06
Weighted average shares outstanding:
Basic	211,618,475	205,721,162	210,444,082	204,767,261
Diluted	213,491,634	208,329,469	212,276,908	207,748,037

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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Dollars in Thousands, Except per Share Data

	Three Months Ended		Nine Months Ended
Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	September 30,		September 30,
	2023	2022	2023	2022
	(dollars in thousands)
Net income	$111,630	$81,566	$315,762	$260,611
Merger and acquisition transaction and integration costs (1)	4,614	43	6,411	40
Net interest (income) expense	(17,465)	(3,413)	(45,065)	(3,507)
Depreciation and amortization	46,559	44,778	137,850	133,998
Stock-based compensation expense (2)	525	2,675	1,960	13,839
Provision for income taxes	28,666	24,657	90,920	63,915
Foreign exchange (gains) / losses (3)	(6,076)	(3,972)	(4,242)	(6,306)
Tax receivable agreement liability adjustment (4)	—	—	—	—
Other (income) loss, net	1,907	—	2,022	—
Adjusted EBITDA	$170,360	$146,334	$505,618	$462,590
Less: Depreciation and amortization	(46,559)	(44,778)	(137,850)	(133,998)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	31,971	31,558	95,217	95,088
Adjusted EBIT	$155,772	$133,114	$462,985	$423,680
Net income margin (6)	34.0%	28.4%	32.6%	29.1%
Adjusted EBITDA margin (6)	51.9%	51.0%	52.2%	51.6%
Adjusted EBIT margin (6)	47.4%	46.4%	47.8%	47.3%

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and nine months ended September 30, 2022, this adjustment also includes $2.0 million and $9.4 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former CFO and former CEO.

(3)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(4)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(5)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(6)	Net income margin, Adjusted EBITDA margin and Adjusted EBIT margin are defined as net income, Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

	Three Months Ended		Nine Months Ended
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands, except per share amounts)
Earnings per diluted share	$0.46	$0.33	$1.30	$1.06
Net income attributable to Tradeweb Markets Inc.	$98,614	$69,083	$275,552	$220,392
Net income attributable to non-controlling interests (1)	13,016	12,483	40,210	40,219
Net income	111,630	81,566	315,762	260,611
Provision for income taxes	28,666	24,657	90,920	63,915
Merger and acquisition transaction and integration costs (2)	4,614	43	6,411	40
D&A related to acquisitions and the Refinitiv Transaction (3)	31,971	31,558	95,217	95,088
Stock-based compensation expense (4)	525	2,675	1,960	13,839
Foreign exchange (gains) / losses (5)	(6,076)	(3,972)	(4,242)	(6,306)
Tax receivable agreement liability adjustment (6)	—	—	—	—
Other (income) loss, net	1,907	—	2,022	—
Adjusted Net Income before income taxes	173,237	136,527	508,050	427,187
Adjusted income taxes (7)	(42,443)	(30,036)	(124,472)	(93,982)
Adjusted Net Income	$130,794	$106,491	$383,578	$333,205
Adjusted Diluted EPS (8)	$0.55	$0.45	$1.62	$1.40
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(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(2)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(3)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and nine months ended September 30, 2022, this adjustment also includes $2.0 million and $9.4 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former CFO and former CEO.

(5)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(6)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(7)
Represents corporate income taxes at an assumed effective tax rate of 24.5% applied to Adjusted Net Income before income taxes for the three and nine months ended September 30, 2023 and 22.0% for the three and nine months ended September 30, 2022.

(8)
For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Diluted weighted average shares of Class A and Class B common stock outstanding	213,491,634	208,329,469	212,276,908	207,748,037
Weighted average of other participating securities (1)	265,681	246,238	266,453	121,115
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	23,080,571	28,750,603	24,179,583	29,667,383
Adjusted diluted weighted average shares outstanding	236,837,886	237,326,310	236,722,944	237,536,535
Adjusted Net Income (in thousands)	$130,794	$106,491	$383,578	$333,205
Adjusted Diluted EPS	$0.55	$0.45	$1.62	$1.40

(1)
Represents weighted average unvested restricted stock units and unsettled vested performance-based restricted stock units issued to certain retired or terminated employees that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.

(2)
Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

	Three Months Ended		Nine Months Ended
Reconciliation of Operating Expenses to Adjusted Expenses	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands)
Operating Expenses	$203,619	$184,305	$604,580	$574,720
Merger and acquisition transaction and integration costs (1)	(4,614)	(43)	(6,411)	(40)
D&A related to acquisitions and the Refinitiv Transaction (2)	(31,971)	(31,558)	(95,217)	(95,088)
Stock-based compensation expense (3)	(525)	(2,675)	(1,960)	(13,839)
Foreign exchange gains / (losses) (4)	6,076	3,972	4,242	6,306
Adjusted Expenses	$172,585	$154,001	$505,234	$472,059

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(3)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and nine months ended September 30, 2022, this adjustment also includes $2.0 million and $9.4 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former CFO and former CEO.

(4)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

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	Trailing Twelve Months Ended September 30,
Reconciliation of Cash Flow from Operating Activities to Free Cash Flow	2023	2022
	(in thousands)
Cash flow from operating activities	$709,328	$616,473
Less: Capitalization of software development costs	(41,517)	(36,127)
Less: Purchases of furniture, equipment and leasehold improvements	(22,722)	(25,123)
Free Cash Flow	$645,089	$555,223

TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)
Dollars in Thousands, Except per Share Data

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

	Three Months Ended		Nine Months Ended
EPS: Net income attributable to Tradeweb Markets Inc.	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands, except share and per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$98,614	$69,083	$275,552	$220,392
Less: Distributed and undistributed earnings allocated to unvested RSUs and unsettled vested PRSUs (1)	(124)	(82)	(348)	(111)
Net income attributable to outstanding shares of Class A and Class B common stock - Basic and Diluted	$98,490	$69,001	$275,204	$220,281

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	211,618,475	205,721,162	210,444,082	204,767,261
Dilutive effect of PRSUs	504,945	746,043	380,740	796,090
Dilutive effect of options	1,110,175	1,661,705	1,240,923	1,940,970
Dilutive effect of RSUs	258,039	200,559	211,163	243,716
Dilutive effect of PSUs	—	—	—	—
Weighted average shares of Class A and Class B common stock outstanding - Diluted	213,491,634	208,329,469	212,276,908	207,748,037

Earnings per share - Basic	$0.47	$0.34	$1.31	$1.08
Earnings per share - Diluted	$0.46	$0.33	$1.30	$1.06

(1)
During the three months ended September 30, 2023 and 2022, there was a total of 265,681 and 246,238, respectively, and during the nine months ended September 30, 2023 and 2022, there was a total of 266,453 and 121,115, respectively, weighted average unvested RSUs and unsettled vested PRSUs that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method.

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TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended
	September 30,
	2023		2022		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed
	(dollars in thousands)
Rates	$114,128	$58,704	$93,673	$54,494	$20,455	$4,210	21.8%	7.7%
Credit	82,484	7,578	71,724	6,377	10,760	1,201	15.0%	18.8%
Equities	18,567	2,323	18,969	2,308	(402)	15	(2.1)%	0.6%
Money Markets	11,433	4,330	8,507	4,462	2,926	(132)	34.4%	(3.0)%
Market Data	115	22,841	—	21,222	115	1,619	N/M	7.6%
Other	—	5,854	—	5,379	—	475	—	8.8%
Total revenue	$226,727	$101,630	$192,873	$94,242	$33,854	$7,388	17.6%	7.8%
N/M = not meaningful

TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended
	September 30,		YoY
	2023	2022	% Change
Rates	$2.10	$2.23	(5.7)%
Rates Cash	$2.42	$2.23	8.5%
Rates Derivatives	$1.87	$2.24	(16.4)%
Rates Derivatives (greater than 1 year)	$2.72	$3.46	(21.4)%
Other Rates Derivatives (1)	$0.22	$0.27	(19.1)%

Credit	$43.26	$38.03	13.7%
Cash Credit (2)	$162.20	$168.74	(3.9)%
Credit Derivatives, China Bonds and U.S. Cash “EP”	$5.75	$7.12	(19.3)%

Equities	$15.50	$18.69	(17.1)%
Equities Cash	$25.42	$29.33	(13.3)%
Equities Derivatives	$5.50	$5.28	4.1%

Money Markets	$0.35	$0.33	4.8%

Total	$2.51	$2.73	(8.2)%
Total excluding Other Rates Derivatives (3)	$2.81	$3.05	(7.9)%

(1)	Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)	The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives (2) China Bonds and (3) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)	Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on totals for all periods presented.
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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED) (1)

		2023 Q3		2022 Q3		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$361,432	$22,842,103	$324,168	$20,774,062	11.50%
	U.S. Government Bonds	142,641	8,986,371	123,736	7,919,082	15.28%
	European Government Bonds	37,251	2,421,306	33,347	2,167,535	11.71%
	Mortgages	174,436	10,989,473	162,542	10,402,677	7.32%
	Other Government Bonds	7,104	444,954	4,544	284,767	56.36%
	Derivatives	491,883	31,422,422	328,636	21,158,388	49.67%
	Swaps/Swaptions ≥ 1Y	326,175	20,799,345	203,038	13,066,309	60.65%
	Swaps/Swaptions < 1Y	163,393	10,476,689	123,817	7,978,143	31.96%
	Futures	2,316	146,388	1,780	113,936	30.10%
	Total	853,316	54,264,525	652,804	41,932,450	30.72%
Credit	Cash	12,981	824,984	9,300	597,520	39.58%
	U.S. High Grade - Fully Electronic	4,225	266,163	3,293	210,757	28.29%
U.S. High Grade - Electronically Processed		2,339	147,359	2,475	158,411	(5.50)%
	U.S. High Yield - Fully Electronic	610	38,455	463	29,622	31.88%
	U.S. High Yield - Electronically Processed	217	13,668	351	22,482	(38.24)%
	European Credit	1,869	121,475	1,390	90,371	34.42%
	Municipal Bonds	334	21,054	354	22,673	(5.67)%
	Chinese Bonds	3,231	206,794	863	56,068	274.59%
	Other Credit Bonds	155	10,017	110	7,135	40.98%
	Derivatives	16,955	1,081,813	20,020	1,289,959	(15.31)%
	Swaps	16,955	1,081,813	20,020	1,289,959	(15.31)%
	Total	29,936	1,906,796	29,320	1,887,479	2.10%
Equities	Cash	9,479	601,332	8,804	565,934	7.67%
	U.S. ETFs	7,402	466,323	6,299	403,162	17.50%
	European ETFs	2,077	135,009	2,504	162,772	(17.06)%
	Derivatives	9,451	596,615	7,009	449,209	34.83%
	Convertibles/Swaps/Options	6,285	396,969	4,384	281,007	43.35%
	Futures	3,166	199,646	2,625	168,202	20.60%
	Total	18,930	1,197,947	15,813	1,015,143	19.71%
Money Markets	Cash	522,075	33,065,896	400,726	25,721,492	30.28%
	Repurchase Agreements (Repo)	505,191	32,000,195	382,040	24,525,135	32.24%
	Other Money Markets	16,884	1,065,702	18,686	1,196,357	(9.64)%
	Total	522,075	33,065,896	400,726	25,721,492	30.28%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	1,424,256	90,435,165	1,098,663	70,556,565	29.60%

(1)	Total volume across Rates (Cash and Derivatives), Credit and Money Markets include Australia and New Zealand estimated volumes from the Yieldbroker business that Tradeweb acquired on August 31, 2023.

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/
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BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.
Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.
Please refer to the Company's previously filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
UNAUDITED INTERIM RESULTS
The interim financial results presented herein for the three and nine months ended September 30, 2023 and 2022 are unaudited. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2023 guidance, future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future events or performance and future events, our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if future events, our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of events, results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Net Income per diluted share ("Adjusted Diluted EPS"), Adjusted Expenses, Free Cash Flow and constant currency change, which are supplemental financial measures that are not calculated and presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.
We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
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We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.
We present certain changes on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency change, which is a non-GAAP financial measure, is defined as change excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency change as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency change information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, net income margin, earnings per share, operating income, operating expenses, cash flow from operating activities or any other financial measure prepared or derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted EBT, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
MARKET AND INDUSTRY DATA
This release includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our clients, trade and business organizations and other contacts in the markets in which we operate. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and X (formerly Twitter). The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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